Exhibit 99.1

Editorial Contact:	Investor Contact:
Mary Camarata	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
408-957-1630	408-957-6773
mary_camarata@adaptec.com	marshall_mohr@adaptec.com

Adaptec Files Form 10-Q for the Second Quarter Fiscal 2005

Company reports additional net revenue of $430,000

MILPITAS, Calif., November 10, 2004 — Adaptec, Inc. (NASDAQ:ADPT), a global leader in storage solutions, today reported it has filed its Form 10-Q with the Securities and Exchange Commission for its second fiscal quarter ended September 30, 2004.

In the Form 10-Q, the Company reported net revenue for the second fiscal quarter of $121.7 million, an increase of $430,000 from the $121.3 million previously announced on October 28, 2004.

The increase in revenue reflects an adjustment in amounts reported by a major OEM to Adaptec for product shipments during the quarter ended September 30, 2004.

On a generally accepted accounting principles (GAAP) basis, including the increase of $430,000 in net revenue for the second quarter of fiscal 2005, Adaptec adjusted its net loss to $(8.1) million or $(0.07) per share, as compared with the previously announced $(8.5) million or $(0.08) per share, respectively. On a non-GAAP basis, reflecting the increase in net revenue, Adaptec reported non-GAAP net income for the second quarter of fiscal 2005 of $3.8 million or $0.03 per share, as compared with the previously announced $3.5 million or $0.03 per share, respectively. A reconciliation between GAAP net loss and non-GAAP net income is provided in the attached tables.

About Adaptec

Adaptec Inc. (NASDAQ:ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content. Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners. Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Three-Month Period Ended
	September 30, 2004				September 30, 2003
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)
Net revenues	$121,700	$—		$121,700	$109,192	$—		$109,192
Cost of revenues	68,274	(129	)(a)	68,145	62,795	—		62,795
Gross profit	53,426	129		53,555	46,397	—		46,397
Operating expenses:
Research and development	32,016	(1,987	)(a)	30,029	25,203	(1,116	)(b)	24,087
Selling, marketing and administrative	23,129	(2,317	)(a)	20,812	19,355	(36	)(b)	19,319
Amortization of acquisition-related intangible assets	5,181	(5,181	)(c)	—	4,713	(4,713	)(f)	—
Write-off of acquired in-process technology	2,200	(2,200	)(d)	—	—	—		—
Restructuring charges	1,928	(1,928	)(e)	—	1,478	(1,478	)(e)	—
Total operating expenses	64,454	(13,613)		50,841	50,749	(7,343)		43,406
Income (loss) from operations	(11,028)	13,742		2,714	(4,352)	7,343		2,991
Interest and other income	3,659	—		3,659	4,661	—		4,661
Interest expense	(1,145)	—		(1,145)	(2,490)	—		(2,490)
Income (loss) before income taxes	(8,514)	13,742		5,228	(2,181)	7,343		5,162
Provision for (benefit from) income taxes	(451)	1,915	(g)	1,464	(2,442)	3,887	(n)	1,445
Net income (loss)	$(8,063)	$11,827		$3,764	$261	$3,456		$3,717

Net income (loss) per common share:
Basic	$(0.07)			$0.03	$0.00			$0.03
Diluted	$(0.07)			$0.03	$0.00			$0.03

Shares used in computing net income (loss) per share:
Basic	110,312	—		110,312	108,411	—		108,411
Diluted	110,312	2,306	(h)	112,618	110,219			110,219

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Six-Month Period Ended
	September 30, 2004				September 30, 2003
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)
Net revenues	$237,202	$—		$237,202	$216,485	$—		$216,485
Cost of revenues	133,408	(129	)(i)	133,279	124,274	—		124,274
Gross profit	103,794	129		103,923	92,211	—		92,211
Operating expenses:
Research and development	57,404	(2,756	)(i)	54,648	51,384	(2,342	)(b)	49,042
Selling, marketing and administrative	42,065	(2,353	)(i)	39,712	39,838	(180	)(b)	39,658
Amortization of acquisition-related intangible assets	8,110	(8,110	)(c)	—	9,537	(9,537	)(f)	—
Write-off of acquired in-process technology	5,200	(5,200	)(d)	—	3,649	(3,649	)(d)	—
Restructuring charges	2,747	(2,747	)(e)	—	1,826	(1,826	)(e)	—
Total operating expenses	115,526	(21,166)		94,360	106,234	(17,534)		88,700
Income (loss) from operations	(11,732)	21,295		9,563	(14,023)	17,534		3,511
Interest and other income	5,502	1,250	(j)	6,752	61,122	(48,790	)(k)	12,332
Interest expense	(2,267)	—		(2,267)	(5,688)	—		(5,688)
Income (loss) before income taxes	(8,497)	22,545		14,048	41,411	(31,256)		10,155
Provision for (benefit from) income taxes	(444)	4,378	(g)	3,934	348	2,495	(n)	2,843
Net income (loss)	$(8,053)	$18,167		$10,114	$41,063	$(33,751)		$7,312

Net income (loss) per common share:
Basic	$(0.07)			$0.09	$0.38			$0.07
Diluted	$(0.07)			$0.09	$0.35			$0.07

Shares used in computing net income (loss) per share:
Basic	110,076	—		110,076	108,183	—		108,183
Diluted	110,076	2,001	(h)	112,077	126,400	(16,328	)(l)	110,072

(*) To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. The non-GAAP information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(a) Management incentive program of $2.9 million associated with the Snap Appliance acquisition (acquired in July 2004), deferred compensation expense related to assumed stock options of $0.9 million associated with the Platys (acquired in August 2001) and Snap Appliance acquisitions and cash hire-on payments of $0.6 million associated with the IBM i/p Series RAID business acquisition (acquired in June 2004).  These assumed options and special bonus arrangements were negotiated as part of the acquisitions and represent compensation over and above the amounts that we provide to these acquired employees.

(b) Deferred compensation expense associated with the Platys acquisition.

(c) Amortization of acquisition-related intangible assets, primarily core and existing technologies, patents, trade name and supply agreement intangibles, related to the acquisitions of Platys, Eurologic (acquired in April 2003), ICP vortex (acquired in June 2003), Elipsan (acquired in February 2004), the IBM i/p Series RAID business and Snap Appliance.

(d) In-process write-off of research and development costs associated with the Snap Appliance acquisition of $2.2 million, the IBM i/p Series RAID business acquisition of $3.0 million and the Eurologic acquisition of $3.6 million.

(e) Restructuring expense primarily related to activities under (i) first and second quarter of fiscal 2005 restructuring plans to reduce headcount, consolidate facilities and other actions related to the Snap Appliance acquisition and (ii) the second quarter of fiscal 2004 restructuring plan related to actions to reduce headcount and consolidate facilities related to the DSG segment.

(f) Amortization of acquisition-related intangible assets, primarily core technology and patent intangibles, related to the acquisitions of DPT (acquired in December 1999), Platys, Eurologic and ICP vortex.

(g) Incremental income taxes associated with certain non-GAAP adjustments and a tax benefit from certain discrete tax events during the second quarter of fiscal 2005 related to the method and amount of settled tax controversies.

(h) Dilutive effect of employee stock options.

(i) Management incentive program of $2.9 million associated with the Snap Appliance acquisition, deferred compensation expense of $1.7 million associated with the Platys and Snap Appliance acquisitions and cash hire-on payments of $0.6 million associated with the IBM i/p Series RAID business acquisition.

(j) Expense related to a license and release agreement to settle claims that some of our products infringed certain patents.

(k) Gain of $49.3 million related to the settlement with the former president of DPT over claims that representations and warranties made by DPT stockholders as part of the initial acquisition were incomplete or inaccurate, loss of $0.8 million on redemption of 4 ¾% Convertible Subordinated Notes, and realized gains of $0.3 million on investments.

(l) Anti-dilutive effect of 3% Convertible Subordinated Notes.

(m) Amortization of acquisition-related intangible assets, primarily core technology and patent intangibles, related to the acquisitions of Platys, Eurologic, ICP vortex and Elipsan.

(n) Incremental income taxes associated with certain non-GAAP adjustments.

Adaptec, Inc.

Summary Balance Sheet and Cash Flow Data

(unaudited)

Balance Sheet Data	As of
	September 30, 2004	March 31, 2004	September 30, 2003
	(in thousands)
Cash, cash equivalents and marketable securities	$529,988	$663,854	$683,425
Accounts receivable, net	76,954	51,562	57,369
Inventories	65,115	48,888	40,738
Goodwill and other intangible assets	253,788	117,394	110,540
Other assets	162,697	169,406	157,518
Total assets	$1,088,542	$1,051,104	$1,049,590

Current liabilities	174,199	142,361	142,637
Convertible notes and other long-term obligations	273,736	263,852	255,888
Stockholders’ equity	640,607	644,891	651,065
Total liabilities and stockholders’ equity	$1,088,542	$1,051,104	$1,049,590

Cash Flow Data	Three-Month Period Ended
	September 30, 2004	June 30, 2004	September 30, 2003
	(in thousands)
Net income (loss)	$(8,063)	$10	$261
Adjustments to reconcile net income (loss) to net cash provided by operations:
Non-cash P&L items:
Non-cash restructuring charges	—	109	66
Write-off of acquired in-process technology	2,200	3,000	—
Stock-based compensation related to Platys and Snap Appliance	873	805	1,081
Depreciation and amortization	12,261	10,342	14,079
Deferred income taxes	56	(25)	(3,100)
Other items	(3,964)	—	261
Changes in assets and liabilities	(11,533)	(6,060)	6,766
Net cash provided by (used for) operating activities	$(8,170)	$8,181	$19,414

Other significant cash flow activities:
Payments for business acquisitions, net of cash acquired	76,503	47,475	61
Payments of general holdback in connection with acquisition of Platys	—	—	159

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Three-Month Period Ended
	June 30, 2004
	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)
Net revenues	$115,502	$—		$115,502
Cost of revenues	65,134	—		65,134
Gross profit	50,368	—		50,368
Operating expenses:
Research and development	25,388	(769	)(b)	24,619
Selling, marketing and administrative	18,936	(36	)(b)	18,900
Amortization of acquisition-related intangible assets	2,929	(2,929	)(m)	—
Write-off of acquired in-process technology	3,000	(3,000	)(d)	—
Restructuring charges	819	(819	)(e)	—
Total operating expenses	51,072	(7,553)		43,519
Income (loss) from operations	(704)	7,553		6,849
Interest and other income	1,843	1,250	(j)	3,093
Interest expense	(1,122)	—		(1,122)
Income before income taxes	17	8,803		8,820
Provision for income taxes	7	2,463	(n)	2,470
Net income	$10	$6,340		$6,350

Net income per common share:
Basic	$0.00			$0.06
Diluted	$0.00			$0.06

Shares used in computing net income per share:
Basic	109,840	—		109,840
Diluted	111,536	—		111,536

Please see the footnotes accompanying the Condensed Consolidated Statement of Operations for the three- and six-month periods ended September 30, 2004 and 2003 for an explanation of the footnotes referred to in the table above.